Exhibit 99.1

News Release

JLL Reports Financial Results for Second-Quarter 2026
JLL achieved a record second-quarter diluted earnings per share of $4.59, up 100% versus the prior-year quarter (in local currency1)
CHICAGO, July 30, 2026 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported strong operating performance for the second quarter of 2026. Diluted earnings per share was $4.59, up 98% in USD and 100% in local currency (LC), and adjusted diluted earnings per share1 was $5.26, up 59% in USD and 61% in LC. Net income attributable to common shareholders grew 92% in USD and 94% in LC while Adjusted EBITDA increased 32% in USD and 33% in LC to $386.3 million.
•Revenue was $6.9 billion, up 11% in USD (10% in LC1), with Advisory4 revenues up 21% in LC and Resilient4 revenues up 8% in LC
◦Real Estate Management Services was up 8% in LC, driven by ongoing strength in Workplace Management
◦Leasing Advisory grew 24% in LC, with increased momentum in office, industrial and data centers globally, most notably in the U.S.
◦Capital Markets Services was up 19% in LC, led by Investment Sales, Debt and Equity Advisory with broad-based growth across sectors
•Accelerated profit growth and margin expansion driven by higher revenues and incremental platform leverage
•Share repurchases were $110 million this quarter, bringing the total in the first half of 2026 to $410 million
•Second-quarter cash inflow from operating activities increased to $488.1 million, up $155.3 million (47%) from the prior-year quarter
"JLL's record second-quarter performance is the product of our compelling value proposition and growing demand for our core services. Continued acceleration in Advisory revenues and disciplined execution across JLL drove robust profit growth, margin expansion and cash flow generation," said Christian Ulbrich, JLL CEO. "We continue to deliver superior client outcomes with a One JLL approach. Given our year-to-date performance and strong underlying business momentum, we are raising our full-year Adjusted EPS target range, reflecting 34% year-over-year growth at the mid-point."

Summary Financial Results ($ in millions, except per share data, "LC" = local currency)	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Change in USD	% Change in LC	2026	2025	% Change in USD	% Change in LC

Revenue	$6,927.9	$6,250.1	11%	10%	$13,314.4	$11,996.5	11%	10%

Net income attributable to common shareholders	$215.6	$112.3	92%	94%	$374.6	$167.6	124%	130%
Adjusted net income attributable to common shareholders[1]	246.8	159.4	55	57	410.6	271.0	52	56

Diluted earnings per share	$4.59	$2.32	98%	100%	$7.91	$3.46	129%	135%
Adjusted diluted earnings per share[1]	5.26	3.30	59	61	8.67	5.60	55	59

Adjusted EBITDA[1]	$386.3	$291.7	32%	33%	$659.9	$516.5	28%	29%

Cash flows from operating activities	$488.1	$332.8	47%	n/a	$(266.9)	$(434.8)	39%	n/a
Free Cash Flow[6]	438.0	288.4	52	n/a	(381.9)	(523.7)	27	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Second-Quarter 2026 - Page 2
Consolidated Second-Quarter 2026 Performance Highlights:

Consolidated ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Real Estate Management Services	$5,368.4	$4,949.9	8%	8%	$10,434.1	$9,576.4	9%	8%
Leasing Advisory	836.9	676.8	24	24	1,523.2	1,262.9	21	20
Capital Markets Services	620.2	520.3	19	19	1,155.4	955.6	21	19
Investment Management	102.4	103.1	(1)	1	201.7	201.6	—	—
Total revenue	$6,927.9	$6,250.1	11%	10%	$13,314.4	$11,996.5	11%	10%
Gross contract costs[6]	$4,574.3	$4,186.8	9%	9%	$8,917.0	$8,129.1	10%	8%
Platform operating expenses, excluding Carried interest	2,037.7	1,847.1	10	10	3,870.8	3,513.9	10	9
Carried interest (benefit) expense(a)	(0.7)	(2.5)	72	74	0.1	(4.9)	n.m.	n.m.
Restructuring and acquisition charges[5]	25.7	21.3	21	20	31.0	41.0	(24)	(25)
Total operating expenses	$6,637.0	$6,052.7	10%	9%	$12,818.9	$11,679.1	10%	8%
Net non-cash MSR and mortgage banking derivative activity[1]	$(10.3)	$(4.2)	(145)%	(143)%	$(15.8)	$(17.1)	8%	8%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights are calculated and presented on a local currency basis, unless otherwise noted.

(a) Carried interest expense/benefit is associated with Equity earnings/losses on Proptech Investments.
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JLL Reports Financial Results for Second-Quarter 2026 - Page 3
Revenue
Revenue increased 10% compared with the prior-year quarter. Collectively, Advisory revenue growth accelerated to 21% and was led by Leasing Advisory, up 24%, and Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services, up 25% (excluding the impact of non-cash MSR and mortgage banking derivative activity). The aggregate 8% increase in Resilient revenues was highlighted by Workplace Management, within Real Estate Management Services, up 10%.
Refer to segment performance highlights for additional detail.
The following chart reflects the year-over-year change in revenue for each of the trailing eight quarters (QTD revenues, on a local currency basis). The chart shows the change in Advisory, Resilient and total revenue. Refer to Footnote 4 for the definitions of Resilient and Advisory revenues.
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JLL Reports Financial Results for Second-Quarter 2026 - Page 4
Profitability

($ in millions, except per share data, "LC" = local currency)	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	% Change in USD	% Change in LC	2026	2025	% Change in USD	% Change in LC

Net income attributable to common shareholders	$215.6	$112.3	92%	94%	$374.6	$167.6	124%	130%
Adjusted net income attributable to common shareholders[1]	246.8	159.4	55	57	410.6	271.0	52	56

Diluted earnings per share	$4.59	$2.32	98%	100%	$7.91	$3.46	129%	135%
Adjusted diluted earnings per share[1]	5.26	3.30	59	61	8.67	5.60	55	59

Adjusted EBITDA[1]	$386.3	$291.7	32%	33%	$659.9	$516.5	28%	29%

Effective tax rate ("ETR")	19.3%	19.5%	(20) bps	n/a	19.3%	19.5%	(20) bps	n/a
For the quarter, higher Adjusted EBITDA and margin were primarily driven by Capital Markets Services and Leasing Advisory, reflecting strong revenue growth and enhanced platform leverage. In addition, profit and margin growth included the absence of $14 million of loan loss expense recognized in the prior-year quarter associated with an enhanced loss-share agreement with Fannie Mae for a specific three-loan portfolio.
For the second quarter, the following items were the most meaningful year-over-year differences between net income attributable to common shareholders and related non-GAAP profit measures1:
•Equity earnings - Investment Management and Proptech Investments: Aggregate equity losses of $3.0 million this quarter changed notably from the aggregate losses of $27.0 million in the prior-year quarter.
•Amortization of acquisition-related intangibles: Amortization associated with acquisition-related intangibles decreased from $16.0 million in the prior-year quarter to $5.5 million this quarter. The decline is associated with intangibles that fully amortized in the second half of 2025.
As indicated in Note 7, Proptech Investments are presented outside of our reporting segments in "All Other" and not included within segment Adjusted EBITDA. Therefore, the aggregation of segment Adjusted EBITDA does not sum to consolidated totals.
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JLL Reports Financial Results for Second-Quarter 2026 - Page 5
Aggregation of Segment Adjusted EBITDA (in millions)

$400
$300
$200
$100
$—
$16
$55
$120
$98
$16
$95
$167
$107
Q2 2025
Q2 2026
Investment Mgmt
Capital Markets Services
Leasing Advisory
Real Estate Mgmt Services

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JLL Reports Financial Results for Second-Quarter 2026 - Page 6
Cash Flows and Capital Allocation:

($ in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change in USD	2026	2025	% Change in USD
Cash flows from operating activities	$488.1	$332.8	47%	$(266.9)	$(434.8)	39%
Free Cash Flow[6]	438.0	288.4	52%	(381.9)	(523.7)	27%
The year-over-year improvement in operating cash flows was primarily attributable to higher cash provided by earnings. Free Cash Flow reflected the improvement in operating cash flows as well as higher capital expenditures, primarily associated with technology infrastructure and investments in workspace optimization.
During the second quarter, we completed the $200 million Accelerated Share Repurchase ("ASR") program we initiated in March 2026, resulting in the receipt of approximately 51,200 additional shares (bringing the total shares repurchased under the ASR to 638,400).
Total share repurchases, inclusive of the ASR, are presented below. As of June 30, 2026, $2.6 billion remained authorized for repurchase.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total number of shares repurchased (in thousands)	405.8	176.5	1,304.1	251.8
Total paid for shares repurchased (in millions)	$110.0	$41.4	$410.0	$61.2
Net Debt, Leverage and Liquidity6:

	June 30, 2026	March 31, 2026	June 30, 2025
Net Debt (in millions)	$1,190.3	$1,489.1	$1,586.7
Net Leverage Ratio	0.7x	1.0x	1.2x
Corporate Liquidity (in millions)	$3,413.2	$3,396.2	$3,321.4
The lower Net Debt, compared with March 31, 2026, was primarily attributable to positive free cash flow for the second quarter. The Net Debt reduction from June 30, 2025, reflected improved free cash flow over the trailing twelve months ended June 30, 2026, compared with the trailing twelve months ended June 30, 2025.
In addition to the Corporate Liquidity detailed above, we maintain a commercial paper program (the "Program") with $2.5 billion authorized for issuance. As of June 30, 2026, there was $420.0 million outstanding under the Program.
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JLL Reports Financial Results for Second-Quarter 2026 - Page 7
Real Estate Management Services Second-Quarter 2026 Performance Highlights:

Real Estate Management Services ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$5,368.4	$4,949.9	8%	8%	$10,434.1	$9,576.4	9%	8%
Workplace Management	3,707.7	3,349.1	11	10	7,290.6	6,612.7	10	9
Project Management	1,013.4	971.6	4	3	1,857.4	1,719.1	8	6
Property Management	468.6	454.4	3	3	939.7	900.0	4	3
Portfolio Services and Other	120.6	118.9	1	1	231.5	231.6	0	(1)
Software and Technology Solutions	58.1	55.9	4	4	114.9	113.0	2	1
Segment operating expenses	$5,294.9	$4,888.1	8%	8%	$10,327.5	$9,489.6	9%	7%
Segment platform operating expenses	734.0	714.6	3	2	1,435.8	1,385.1	4	2
Gross contract costs[6]	4,560.9	4,173.5	9	9	8,891.7	8,104.5	10	8
Adjusted EBITDA[1]	$107.4	$97.8	10%	11%	$172.8	$158.8	9%	11%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Compared with the prior-year quarter, Real Estate Management Services achieved revenue growth across all business lines. Continued strong performance in Workplace Management highlighted the top-line increase, led by mandate expansions and complemented with new wins. Project Management revenue growth followed a strong increase in the prior-year quarter (up 22%) and reflected a low double-digit management fee increase in the Americas, augmented by higher pass-through costs due to contract mix, which outpaced slower growth in certain other geographies.
Higher Adjusted EBITDA and margin were primarily attributable to the revenue growth described above and incremental platform leverage.
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JLL Reports Financial Results for Second-Quarter 2026 - Page 8
Leasing Advisory Second-Quarter 2026 Performance Highlights:

Leasing Advisory ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$836.9	$676.8	24%	24%	$1,523.2	$1,262.9	21%	20%
Segment operating expenses	$681.9	$567.8	20%	20%	$1,262.5	$1,069.0	18%	17%
Segment platform operating expenses	678.3	564.5	20	20	1,256.5	1,063.7	18	17
Gross contract costs[6]	3.6	3.3	9	7	6.0	5.3	13	11
Adjusted EBITDA[1]	$166.6	$120.4	38%	39%	$283.5	$217.4	30%	31%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Compared with the prior-year quarter, higher Leasing Advisory revenue was driven by accelerated momentum in the office, industrial and data center asset classes. Many geographies achieved double-digit revenue increases, highlighted by the U.S. with meaningful growth from Japan and the UK. Broad-based asset class growth across the U.S. was primarily driven by office and industrial - as a significant uptick in average deal size was complemented by higher volume. Office leasing revenue growth outperformed global office volumes (up 20% compared with market volumes up 2% according to JLL Research), highlighted by U.S. revenue outperformance (up 24% compared with market volumes up 12% according to JLL Research).
The increase in Segment platform operating expenses was primarily attributable to higher commission expense, driven by the revenue growth. Consistent with the first quarter, larger average deal size drove a higher average commission rate as higher tiers were achieved earlier this year.
Adjusted EBITDA and margin expansion were driven by revenue growth, net of higher commission expense, coupled with incremental platform leverage.

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JLL Reports Financial Results for Second-Quarter 2026 - Page 9
Capital Markets Services Second-Quarter 2026 Performance Highlights:

Capital Markets Services ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$620.2	$520.3	19%	19%	$1,155.4	$955.6	21%	19%
Investment Sales, Debt/Equity Advisory and Other, excluding Net non-cash MSR	482.5	384.8	25	25	890.5	710.3	25	24
Net non-cash MSR and mortgage banking derivative activity	(10.3)	(4.2)	(145)	(143)	(15.8)	(17.1)	8	8
Value and Risk Advisory	102.7	97.7	5	3	192.0	179.3	7	4
Loan Servicing	45.3	42.0	8	8	88.7	83.1	7	7
Segment operating expenses	$546.7	$488.3	12%	11%	$1,021.9	$908.5	12%	11%
Segment platform operating expenses	544.7	486.6	12	11	1,019.0	905.7	13	11
Gross contract costs[6]	2.0	1.7	18	8	2.9	2.8	4	(2)
Adjusted EBITDA[1]	$95.2	$54.7	74%	74%	$172.3	$103.3	67%	69%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Capital Markets Services achieved top-line growth across all sectors, led by debt advisory and investment sales along with robust equity advisory activity. Debt advisory and investment sales grew 44% (71% on a two-year stacked basis) and 20% (30% on a two-year stacked basis), respectively, while equity advisory was up 53% compared with the prior-year quarter (100% on a two-year stacked basis). The increase in segment revenue was broad-based across most geographies and was led by the U.S., Japan and Australia, which significantly outpaced softness in investment sales in parts of Europe as deal timelines elongated. Specific for the U.S., investment sales revenue growth of over 53% outpaced the broader market, which grew 22% over the same period according to JLL Research.
Higher segment platform operating expenses was substantially driven by increased commission expense, correlated with the strong revenue growth. The higher average commission rate, versus the comparative period, reflected both the earlier achievement of higher commission tiers and the geographic mix of revenue. In addition, the company recognized $14 million of incremental expense in the prior-year quarter associated with a specific three-loan portfolio, as noted in the consolidated performance highlights.
Higher Adjusted EBITDA and margin expansion for the quarter were attributable to strong revenue growth, net of higher commission expense, the favorable year-over-year change in loan-related expenses, and platform leverage.
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JLL Reports Financial Results for Second-Quarter 2026 - Page 10
Investment Management Second-Quarter 2026 Performance Highlights:

Investment Management ($ in millions, "LC" = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2026	2025			2026	2025
Revenue	$102.4	$103.1	(1)%	1%	$201.7	$201.6	—%	—%
Advisory fees	94.3	93.3	1	2	184.2	182.6	1	—
Incentive and transaction fees	8.1	9.8	(17)	(13)	17.5	19.0	(8)	(6)
Segment operating expenses	$88.3	$89.5	(1)%	(1)%	$175.4	$175.2	—%	(1)%
Segment platform operating expenses	80.5	81.2	(1)	(1)	159.0	158.7	—	(1)
Gross contract costs[6]	7.8	8.3	(6)	(6)	16.4	16.5	(1)	(1)
Adjusted EBITDA[1]	$16.4	$16.3	1%	8%	$31.4	$32.1	(2)%	1%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Investment Management revenue was largely consistent with the prior-year quarter. Advisory fees reflected growth associated with continued capital raise momentum over the trailing twelve months, most notably in North America, offset by anticipated lower fees from funds in Asia Pacific, as discussed in the first quarter.
Assets under management (AUM)3 was flat in USD and in local currency during the quarter, and increased 2% in USD and 1% in local currency over the trailing twelve months. Changes in AUM3 are detailed in the tables below (in billions):

Quarter-to-date
Beginning balance (March 31, 2026)	$86.9
Asset acquisitions/takeovers	2.2
Asset dispositions/withdrawals	(2.5)
Valuation changes	0.7
Foreign currency translation	(0.5)
Change in uncalled committed capital and cash held	—
Ending balance (June 30, 2026)	$86.8

Trailing Twelve Months
Beginning balance (June 30, 2025)	$84.9
Asset acquisitions/takeovers	6.9
Asset dispositions/withdrawals	(8.4)
Valuation changes	2.4
Foreign currency translation	0.8
Change in uncalled committed capital and cash held	0.2
Ending balance (June 30, 2026)	$86.8
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JLL Reports Financial Results for Second-Quarter 2026 - Page 11
About JLL
JLL (NYSE:JLL) is a leading global commercial real estate services and investment management company with annual revenue of $26.1 billion, operations in over 80 countries and a global workforce of nearly 112,000 as of June 30, 2026. For over 200 years, clients have trusted JLL, a Fortune 500® company, to help them confidently buy, build, occupy, manage and invest across a variety of industries and property types, including office, industrial, hotel, multi-family, retail and data center properties. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAY. Powered by rich global datasets and leading technology capabilities, we provide coordinated, end-to-end delivery of real estate services for a broad range of global clients who represent a wide variety of industries. Through LaSalle Investment Management, we invest for clients on a global basis in both private assets and publicly traded real estate securities. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Thursday, July 30, 2026, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (833) 461-5787; the conference ID number is 876293188. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the second quarter 2026 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Sean Coghlan, Head of Investor Relations.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in JLL's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, new information, developments or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2026	2025	2026	2025

Revenue	$6,927.9	$6,250.1	$13,314.4	$11,996.5

Operating expenses:
Compensation and benefits	$3,134.2	$2,835.1	$6,070.3	$5,509.7
Operating, administrative and other	3,419.9	3,128.6	6,602.6	5,989.1
Depreciation and amortization	57.2	67.7	115.0	139.3
Restructuring and acquisition charges[5]	25.7	21.3	31.0	41.0
Total operating expenses	$6,637.0	$6,052.7	$12,818.9	$11,679.1

Operating income	$290.9	$197.4	$495.5	$317.4

Interest expense, net of interest income	26.4	35.3	43.4	59.9
Equity (losses) earnings	(2.2)	(27.4)	5.3	(53.0)
Other income	3.3	2.5	5.7	4.2

Income before income taxes and noncontrolling interest	265.6	137.2	463.1	208.7
Income tax provision	51.3	26.7	89.4	40.7
Net income	214.3	110.5	373.7	168.0

Net (loss) income attributable to noncontrolling interest	(1.3)	(1.8)	(0.9)	0.4
Net income attributable to common shareholders	$215.6	$112.3	$374.6	$167.6

Basic earnings per common share	$4.66	$2.36	$8.05	$3.53
Basic weighted average shares outstanding (in 000's)	46,244	47,483	46,538	47,475

Diluted earnings per common share	$4.59	$2.32	$7.91	$3.46
Diluted weighted average shares outstanding (in 000's)	46,925	48,334	47,368	48,372

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) (in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
Real Estate Management Services	2026	2025	2026	2025

Revenue	$5,368.4	$4,949.9	$10,434.1	$9,576.4

Platform compensation and benefits	$527.4	$515.4	$1,033.0	$994.9
Platform operating, administrative and other	172.6	162.8	335.7	316.0
Depreciation and amortization	34.0	36.4	67.1	74.2
Segment platform operating expenses	734.0	714.6	1,435.8	1,385.1
Gross contract costs[6]	4,560.9	4,173.5	8,891.7	8,104.5
Segment operating expenses	$5,294.9	$4,888.1	$10,327.5	$9,489.6
Segment operating income	$73.5	$61.8	$106.6	$86.8
Adjustments:
Equity earnings	0.3	0.5	0.8	0.9
Depreciation and amortization(a)	33.0	35.4	65.2	72.3
Other income	1.1	—	1.1	(0.2)
Gain on disposition	(1.0)	—	(1.0)	—
Net loss (income) attributable to noncontrolling interest	0.5	0.1	0.1	(1.0)
Adjusted EBITDA[1]	$107.4	$97.8	$172.8	$158.8
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

	Three Months Ended June 30,		Six Months Ended June 30,
Leasing Advisory	2026	2025	2026	2025

Revenue	$836.9	$676.8	$1,523.2	$1,262.9

Platform compensation and benefits	$593.4	$479.3	$1,092.0	$906.1
Platform operating, administrative and other	74.1	74.2	142.2	134.6
Depreciation and amortization	10.8	11.0	22.3	23.0
Segment platform operating expenses	678.3	564.5	1,256.5	1,063.7
Gross contract costs[6]	3.6	3.3	6.0	5.3
Segment operating expenses	$681.9	$567.8	$1,262.5	$1,069.0
Segment operating income	$155.0	$109.0	$260.7	$193.9
Adjustments:
Equity (losses) earnings	—	—	(0.1)	—
Depreciation and amortization	10.8	11.0	22.3	23.0
Other income	1.8	1.7	3.1	2.7
Interest on employee loans, net of forgiveness	(1.0)	(1.3)	(2.5)	(2.2)
Adjusted EBITDA[1]	$166.6	$120.4	$283.5	$217.4

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued (in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
Capital Markets Services	2026	2025	2026	2025

Revenue	$620.2	$520.3	$1,155.4	$955.6

Platform compensation and benefits	$451.1	$374.1	$841.2	$703.6
Platform operating, administrative and other	83.5	95.0	157.3	165.7
Depreciation and amortization	10.1	17.5	20.5	36.4
Segment platform operating expenses	544.7	486.6	1,019.0	905.7
Gross contract costs[6]	2.0	1.7	2.9	2.8
Segment operating expenses	$546.7	$488.3	$1,021.9	$908.5
Segment operating income	$73.5	$32.0	$133.5	$47.1
Adjustments:
Equity earnings	0.4	0.8	0.7	2.4
Depreciation and amortization	10.1	17.5	20.5	36.4
Other income	0.4	0.9	1.5	1.7
Net loss attributable to noncontrolling interest	0.8	—	1.6	—
Net non-cash MSR and mortgage banking derivative activity	10.3	4.2	15.8	17.1
Loss on disposition	0.4	—	0.4	—
Interest on employee loans, net of forgiveness	(0.7)	(0.7)	(1.7)	(1.4)
Adjusted EBITDA[1]	$95.2	$54.7	$172.3	$103.3

	Three Months Ended June 30,		Six Months Ended June 30,
Investment Management	2026	2025	2026	2025

Revenue	$102.4	$103.1	$201.7	$201.6

Platform compensation and benefits	$62.2	$60.9	$121.4	$119.2
Platform operating, administrative and other	16.0	17.5	32.5	33.8
Depreciation and amortization	2.3	2.8	5.1	5.7
Segment platform operating expenses	80.5	81.2	159.0	158.7
Gross contract costs[6]	7.8	8.3	16.4	16.5
Segment operating expenses	$88.3	$89.5	$175.4	$175.2
Segment operating income	$14.1	$13.6	$26.3	$26.4
Adjustments:
Depreciation and amortization	2.3	2.8	5.1	5.7
Other income	—	(0.1)	—	—
Adjusted EBITDA[1]	$16.4	$16.3	$31.4	$32.1
Equity earnings (losses)	$5.1	$(1.3)	$10.6	$(7.4)

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (unaudited)

	Six Months Ended June 30,			Six Months Ended June 30,
(in millions)	2026	2025		2026	2025
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$373.7	$168.0	Net capital additions – property and equipment	$(115.0)	$(88.9)
			Business acquisitions, net of cash acquired	(19.2)	(6.1)
Reconciliation of net income to net cash used in operating activities:			Business dispositions, net of cash disposed	12.9	—
Depreciation and amortization	115.0	139.3	Capital contributions to investments	(26.7)	(132.1)
Equity (earnings) losses	(5.3)	53.0	Distributions of capital from investments	27.3	27.6
Distributions of earnings from investments	17.5	9.1	Other, net	(4.8)	(0.9)
Provision for loss on receivables and other assets	17.8	18.4	Net cash used in investing activities	(125.5)	(200.4)
Amortization of stock-based compensation	78.1	66.0	Cash flows from financing activities:
Net non-cash MSRs and mortgage banking derivative activity	15.8	17.1	Proceeds from borrowings under credit facility	3,606.0	5,483.0
Accretion of interest and amortization of debt issuance costs	2.7	3.2	Repayments of borrowings under credit facility	(3,261.0)	(5,203.0)
Other, net	7.4	(1.1)	Proceeds from issuance of commercial paper	2,435.0	1,525.0
Change in:			Repayments of commercial paper	(2,015.0)	(1,035.0)
Receivables	19.0	171.9	Net repayments of short-term borrowings	(10.4)	(47.9)
Reimbursable receivables and reimbursable payables	(247.0)	(150.9)	Payments of deferred business acquisition obligations and earn-outs	(16.4)	(8.4)
Prepaid expenses and other assets	35.7	(26.1)	Repurchase of common stock	(409.0)	(59.9)
Income taxes receivable, payable and deferred	(85.5)	(132.1)	Other, net	(77.4)	(36.3)
Accounts payable, accrued liabilities and other liabilities	20.4	(82.1)	Net cash provided by financing activities	251.8	617.5
Accrued compensation (including net deferred compensation)	(632.2)	(688.5)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(21.2)	35.5
Net cash used in operating activities	$(266.9)	$(434.8)	Net change in cash, cash equivalents and restricted cash	$(161.8)	$17.8
			Cash, cash equivalents and restricted cash, beginning of the period	898.9	652.7
			Cash, cash equivalents and restricted cash, end of the period	$737.1	$670.5

.

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	June 30,	December 31,		June 30,	December 31,
(in millions, except share and per share data)	2026	2025		2026	2025
ASSETS	(unaudited)		LIABILITIES AND EQUITY	(unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$458.2	$599.1	Accounts payable and accrued liabilities	$1,243.1	$1,398.1
Trade receivables, net of allowance	2,233.5	2,302.8	Reimbursable payables	2,283.5	2,539.6
Notes and other receivables	434.9	450.0	Accrued compensation and benefits	1,316.3	1,929.6
Reimbursable receivables	3,090.6	3,105.0	Short-term borrowings	83.4	92.7
Warehouse receivables	700.3	751.2	Current maturities of long-term debt, net	199.9	—
Short-term contract assets, net of allowance	351.3	340.1	Commercial paper, net of debt issuance costs	420.0	(0.2)
Restricted cash, prepaid and other	557.1	631.2	Short-term contract liability and deferred income	270.6	237.2
Total current assets	7,825.9	8,179.4	Warehouse facilities	700.3	759.1
Property and equipment, net of accumulated depreciation	635.5	630.6	Short-term operating lease liability	160.0	166.7
Operating lease right-of-use asset	670.4	712.3	Other	274.4	263.8
Goodwill	4,726.7	4,707.3	Total current liabilities	6,951.5	7,386.6
Identified intangibles, net of accumulated amortization	635.7	666.7	Noncurrent liabilities:
Investments	873.6	892.9	Credit facility, net of debt issuance costs	338.0	(8.5)
Long-term receivables	434.3	419.4	Long-term debt, net of debt issuance costs	596.4	805.9
Deferred tax assets, net	600.7	610.0	Long-term deferred tax liabilities, net	66.5	56.0
Deferred compensation plans	797.2	723.6	Deferred compensation	786.6	737.2
Other	264.2	258.9	Long-term operating lease liability	720.9	774.4
Total assets	$17,464.2	$17,801.1	Other	404.0	426.5
			Total liabilities	9,863.9	10,178.1

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,057.7	2,068.6
			Retained earnings	7,443.3	7,114.0
			Treasury stock	(1,434.9)	(1,094.0)
			Shares held in trust	(13.8)	(13.8)
			Accumulated other comprehensive loss	(591.1)	(572.5)
			Total company shareholders' equity	7,461.7	7,502.8
			Noncontrolling interest	138.6	120.2
			Total equity	7,600.3	7,623.0
			Total liabilities and equity	$17,464.2	$17,801.1

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA"),
(ii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iii)Free Cash Flow (refer to Note 6),
(iv)Net Debt (refer to Note 6) and
(v)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"). Any measure that eliminates components of a company's capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets Services segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.
Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments' reconciliation to Adjusted EBITDA.

Amortization of Acquisition-Related Intangibles is primarily associated with the fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name. Such activity is excluded as it is non-cash and the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2026, the $0.6 million net gain included a $1.0 million gain related to a business disposition within Real Estate Management Services, partially offset by a $0.4 million loss related to a disposition within Capital Markets Services, both during the second quarter.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in Leasing Advisory and Capital Markets Services businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Equity Earnings/Losses (Investment Management and Proptech Investments) primarily reflects valuation changes on investments reported at fair value. Investments reported at fair value are increased or decreased each reporting period by the change in the fair value of the investment. Where the measurement alternative has been elected, our investment is increased or decreased upon observable price changes. Such activity is excluded as the amounts are generally non‑cash in nature and not indicative of core operating performance.
Note: Equity earnings/losses for segments other than Investment Management represent the results of unconsolidated operating ventures (not investments), and therefore the amounts are included in adjusted profit measures on both a segment and consolidated basis.
Credit Losses on Convertible Note Investments reflects credit impairments associated with pre-equity convertible note investments in early-stage proptech enterprises. Such losses are similar to the equity investment-related losses included in equity earnings/losses for Proptech Investments and are therefore consistently excluded from adjusted measures.

Reconciliation of Non-GAAP Financial Measures
Below are (i) a reconciliation of Net income attributable to common shareholders to Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025

Net income attributable to common shareholders	$215.6	$112.3	$374.6	$167.6
Add:
Interest expense, net of interest income	26.4	35.3	43.4	59.9
Income tax provision	51.3	26.7	89.4	40.7
Depreciation and amortization(a)	56.2	66.7	113.1	137.4
Adjustments:
Restructuring and acquisition charges[5]	25.7	21.3	31.0	41.0
Net (gain) loss on disposition	(0.6)	—	(0.6)	—
Net non-cash MSR and mortgage banking derivative activity	10.3	4.2	15.8	17.1
Interest on employee loans, net of forgiveness	(1.7)	(2.0)	(4.2)	(3.6)
Equity (earnings) losses - Investment Mgmt and Proptech Investments(a)	3.0	27.0	(3.0)	55.7
Credit losses on convertible note investments	0.1	0.2	0.4	0.7
Adjusted EBITDA	$386.3	$291.7	$659.9	$516.5

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2026	2025	2026	2025

Net income attributable to common shareholders	$215.6	$112.3	$374.6	$167.6
Diluted shares (in thousands)	46,925	48,334	47,368	48,372
Diluted earnings per share	$4.59	$2.32	$7.91	$3.46

Net income attributable to common shareholders	$215.6	$112.3	$374.6	$167.6
Adjustments:
Restructuring and acquisition charges[5]	25.7	21.3	31.0	41.0
Net non-cash MSR and mortgage banking derivative activity	10.3	4.2	15.8	17.1
Amortization of acquisition-related intangibles(a)	5.5	16.0	11.4	32.1
Net (gain) loss on disposition	(0.6)	—	(0.6)	—
Interest on employee loans, net of forgiveness	(1.7)	(2.0)	(4.2)	(3.6)
Equity losses (earnings) - Investment Mgmt and Proptech Investments(a)	3.0	27.0	(3.0)	55.7
Credit losses on convertible note investments	0.1	0.2	0.4	0.7
Tax impact of adjusted items(b)	(11.1)	(19.6)	(14.8)	(39.6)
Adjusted net income attributable to common shareholders	$246.8	$159.4	$410.6	$271.0
Diluted shares (in thousands)	46,925	48,334	47,368	48,372
Adjusted diluted earnings per share	$5.26	$3.30	$8.67	$5.60
(a) This adjustment excludes the noncontrolling interest portion which is not attributable to common shareholders.
(b) For all periods presented, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Operating income and (iii) Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	% Change	2026	% Change
Revenue:
At current period exchange rates	$6,927.9	11%	$13,314.4	11%
Impact of change in exchange rates	(38.1)	n/a	(160.5)	n/a
At comparative period exchange rates	$6,889.8	10%	$13,153.9	10%

Operating income:
At current period exchange rates	$290.9	47%	$495.5	56%
Impact of change in exchange rates	2.4	n/a	9.4	n/a
At comparative period exchange rates	$293.3	49%	$504.9	59%

Adjusted EBITDA:
At current period exchange rates	$386.3	32%	$659.9	28%
Impact of change in exchange rates	1.9	n/a	7.6	n/a
At comparative period exchange rates	$388.2	33%	$667.5	29%
2.    n.m.: "not meaningful," typically represented by a percentage change of greater than 1,000%, favorable or unfavorable.
3.    Assets under management data is primarily reported on a one-quarter lag. In addition, Investment Management raised $1.6 billion in total capital for the quarter ended June 30, 2026.
4.     The company defines "Resilient" revenue as (i) Workplace Management, Project Management, Property Management, and Software and Technology Solutions, within Real Estate Management Services, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets Services and (iii) Advisory fees, within Investment Management.
The company defines "Advisory" revenue (previously referred to as "Transactional") as (i) Portfolio Services and Other, within Real Estate Management Services, (ii) Leasing Advisory, (iii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets Services and (iv) Incentive and transaction fees, within Investment Management.

5.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management's assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Severance and other employment-related charges	$16.6	$18.0	$19.5	$25.4
Restructuring, pre-acquisition and post-acquisition charges	9.1	10.7	11.0	19.1
Fair value adjustments that resulted in a net increase to earn-out liabilities from prior-period acquisition activity	—	(7.4)	0.5	(3.5)
Total Restructuring and acquisition charges	$25.7	$21.3	$31.0	$41.0
6.    "Gross contract costs" represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses (with the corresponding fees in Revenue).
"Net Debt" is defined as the sum of the (i) Credit facility, inclusive of debt issuance costs, (ii) Long-term debt, inclusive of debt issuance costs, (iii) Commercial paper, inclusive of debt issuance costs and (iv) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing twelve-month Adjusted EBITDA. Below is a reconciliation of total debt to Net Debt and the components of Net Leverage Ratio.

($ in millions)	June 30, 2026	March 31, 2026	June 30, 2025

Total debt	$1,648.5	$1,925.3	$1,988.1
Less: Cash and cash equivalents	458.2	436.2	401.4
Net Debt	$1,190.3	$1,489.1	$1,586.7

Divided by: Trailing twelve-month Adjusted EBITDA	$1,596.3	$1,501.7	$1,269.4
Net Leverage Ratio	0.7x	1.0x	1.2x
"Corporate Liquidity" is defined as the unused portion of the company's Credit facility plus Cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by/used in operating activities less net capital additions - property and equipment. Below is a reconciliation of net cash provided by/used in operating activities to Free Cash Flow.

	Six Months Ended June 30,
(in millions)	2026	2025

Net cash used in operating activities	$(266.9)	$(434.8)
Net capital additions - property and equipment	(115.0)	(88.9)
Free Cash Flow	$(381.9)	$(523.7)
7.    Our investments (inclusive of convertible notes receivable) in proptech funds and early to mid-stage proptech companies ("Proptech Investments") do not constitute an operating or reporting segment but are included in our consolidated results. As a result of this "All Other" presentation, tables and graphics presenting segment-level measures may not sum to consolidated totals.

Appendix: Additional Segment Detail

	Three Months Ended June 30, 2026
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$3,707.7	1,013.4	468.6	120.6	58.1	$5,368.4	$836.9	$472.2	102.7	45.3	$620.2	$102.4
Gross contract costs[6]	$3,443.2	723.8	335.3	57.9	0.7	$4,560.9	$3.6	$1.2	0.8	—	$2.0	$7.8
Platform operating expenses						$734.0	$678.3				$544.7	$80.5
Adjusted EBITDA[1]						$107.4	$166.6				$95.2	$16.4
(a) Included in Revenue is Net non-cash MSR and mortgage banking derivative activity of $10.3 million for the three months ended June 30, 2026 within Investment Sales, Debt/Equity Advisory and Other.

	Three Months Ended June 30, 2025
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$3,349.1	971.6	454.4	118.9	55.9	$4,949.9	$676.8	$380.6	97.7	42.0	$520.3	$103.1
Gross contract costs[6]	$3,100.4	700.2	315.7	56.7	0.5	$4,173.5	$3.3	$0.8	0.9	—	$1.7	$8.3
Platform operating expenses						$714.6	$564.5				$486.6	$81.2
Adjusted EBITDA[1]						$97.8	$120.4				$54.7	$16.3
(a) Included in Revenue is Net non-cash MSR and mortgage banking derivative activity of $4.2 million for the three months ended June 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.

Appendix: Additional Segment Detail (continued)

	Six Months Ended June 30, 2026
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$7,290.6	1,857.4	939.7	231.5	114.9	$10,434.1	$1,523.2	$874.7	192.0	88.7	$1,155.4	$201.7
Gross contract costs[6]	$6,782.0	1,315.6	674.0	118.8	1.3	$8,891.7	$6.0	$1.7	1.2	—	$2.9	$16.4
Platform operating expenses						$1,435.8	$1,256.5				$1,019.0	$159.0
Adjusted EBITDA[1]						$172.8	$283.5				$172.3	$31.4
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $15.8 million for the six months ended June 30, 2026 within Investment Sales, Debt/Equity Advisory and Other.

	Six Months Ended June 30, 2025
(in millions)	Real Estate Management Services							Capital Markets Services
	Workplace Mgmt	Project Mgmt	Property Mgmt	Portfolio Services and Other	Software and Tech Solutions	Total Real Estate Mgmt Services	Leasing Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets Services	Investment Mgmt

Revenue(a)	$6,612.7	1,719.1	900.0	231.6	113.0	$9,576.4	$1,262.9	$693.2	179.3	83.1	$955.6	$201.6
Gross contract costs[6]	$6,141.0	1,220.2	628.1	114.0	1.2	$8,104.5	$5.3	$1.3	1.5	—	$2.8	$16.5
Platform operating expenses						$1,385.1	$1,063.7				$905.7	$158.7
Adjusted EBITDA[1]						$158.8	$217.4				$103.3	$32.1
(a) Included as a reduction to Revenue is Net non-cash MSR and mortgage banking derivative activity of $17.1 million for the six months ended June 30, 2025 within Investment Sales, Debt/Equity Advisory and Other.